UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2015

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 23, 2015, the Federal Reserve Board issued a press release announcing the termination of enforcement actions against PNBK Sponsor LLC (“Sponsor”), PNBK Investment Partners LLC (“Partners”), PNBK Holdings LLC (“Holdings”) and Patriot National Bancorp, Inc. (“Patriot”). Patriot was subject to a certain Written Agreement, dated June 2, 2010, by and between Patriot and the Federal Reserve Bank of New York (the “FRBNY”), which was superseded by a certain Written Agreement, dated August 3, 2012 (the “Revised Written Agreement”), by and among Patriot, Sponsor, Partners, Holdings and the FRBNY. The Revised Written Agreement was terminated effective as of April 7, 2015. The Revised Written Agreement was attached as Exhibit 99.1 to Patriot’s Form 8-K, which was filed on August 20, 2012 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: April 27, 2015	By:	/s/ Kenneth T. Neilson
Kenneth T. Neilson President and Chief Executive Officer